SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 13, 2007

PROTOKINETIX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32917	94-3355026
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Suite 1500-885 West Georgia Street
Vancouver, British Columbia
V6C 3E8
(Address of principal executive offices)

604-687-9887
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 13, 2007, our board of directors determined that the previously-issued financial statements included in the Annual Reports on Forms 10-KSB for the years ended December 31, 2003, December 31, 2004 and December 31, 2005 and the Quarterly Reports on Form 10-QSB for the three month periods ended March 31, 2004, June 30, 2004, September 30, 2004, March 31, 2005, June 30, 2005, September 30, 2005, March 31, 2006, June 30, 2006 and September 30, 2006 should not be relied upon because the financial statements do not properly reflect certain acquisition costs as described below.

During 2003 and 2004, the Company acquired license rights to proprietary medical research technologies, which were capitalized at the time of acquisition as intangible assets having indefinite lives. While our management continues to believe these license rights are of probable future benefit to us in our continuing efforts to pursue the development of commercially viable products, it was appropriate for accounting purposes to expense the cost of the acquisition of the license rights. Our board of directors has discussed this matter with our independent accountants and the above described financial statements will be restated to recognize as expense the cost of those acquired license rights at the time of their acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROTOKINETIX, INC.
/s/	Dr. John Todd ______________
By:	Dr. John Todd
Its:	President, Chief Executive Officer and Chief Financial Officer